Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nabi 2000 Equity Incentive Plan of Nabi Biopharmaceuticals of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Nabi Biopharmaceuticals included in its Annual Report (Form 10-K) for the year ended December 27, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

West Palm Beach, Florida
May 20, 2004